Exhibit 4.10

                         HARTFORD LIFE INSURANCE COMPANY
                           (A STOCK INSURANCE COMPANY)
                200 HOPMEADOW STREET, SIMSBURY, CONNECTICUT 06089

                                FUNDING AGREEMENT

CONTRACTHOLDER:         HARTFORD LIFE GLOBAL FUNDING TRUST [200---], BY
                        WILMINGTON TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY
                        BUT SOLELY AS TRUSTEE, FOR THE BENEFIT OF HARTFORD LIFE
                        GLOBAL FUNDING TRUST [200---]

CONTRACT NUMBER:        [FA-40-]

EFFECTIVE DATE:         [-, 20__]                ISSUE STATE: [DELAWARE]


HARTFORD LIFE INSURANCE COMPANY AND THE CONTRACTHOLDER HEREBY AGREE TO THE TERMS IN THIS FUNDING AGREEMENT (THE "CONTRACT"). THIS CONTRACT, INCLUDING THE SCHEDULE ATTACHED, AND ANY AMENDMENTS THERETO, CONSTITUTE THE ENTIRE CONTRACT BETWEEN HARTFORD LIFE INSURANCE COMPANY AND THE CONTRACTHOLDER. THIS CONTRACT IS DELIVERED IN THE ISSUE STATE AND IS GOVERNED BY THE LAWS OF THAT STATE.

WHEN "WE", "US" OR "OUR" IS USED IN THIS CONTRACT, IT MEANS THE HARTFORD LIFE INSURANCE COMPANY. WHEN "YOU" OR "YOUR" IS USED IN THIS CONTRACT, IT MEANS THE CONTRACTHOLDER NAMED ABOVE AND INCLUDES ANY PERSON WITH AUTHORITY TO ACT ON THE CONTRACTHOLDER'S BEHALF, WITH RESPECT TO THIS CONTRACT.

IN WITNESS WHEREOF, HARTFORD LIFE INSURANCE COMPANY AND THE CONTRACTHOLDER HAVE AGREED TO THIS CONTRACT AS OF THE EFFECTIVE DATE AND CAUSED THE SAME TO BE IN FULL FORCE AND EFFECT.

                    [HARTFORD LIFE SIGNATURES]


                                FUNDING AGREEMENT
                                NON-PARTICIPATING
                                 GENERAL ACCOUNT
                                 GUARANTEED RATE

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                                TABLE OF CONTENTS

                                                                     PAGE NUMBER
PART 1 - DEFINITIONS                                                      1

PART 2 - ACCUMULATION FUND OPERATION                                      2

PART 3 - PAYMENTS FROM ACCUMULATION FUND                                  2

PART 4 - TERMINATION OF CONTRACT                                          3

PART 5 - GENERAL PROVISIONS                                               4

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                              PART 1 - DEFINITIONS

1.01   CONTRACT DEFINITIONS. The following terms have the meanings indicated:

"ACCUMULATION FUND" is the accounting record we establish under this Contract, as described in Section 2.01, for the Contract Payment set forth in the Schedule.

"BUSINESS DAY" is any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York and, if funds are payable in a currency other than U.S. Dollars, the city specified in the Schedule.

"CALL DATE" is the day or days prior to the Maturity Date, if any, specified in the Schedule hereto, on which we may elect to pay you all or any part of the Fund Balance. If no Call Date is indicated in a Schedule, we will pay you the Fund Balance prior to the Maturity Date only to the extent provided in
Section 4.02.

"CONTRACT PAYMENT" is the amount we credit to the Accumulation Fund on the Deposit Date as set forth in the Schedule.

"DEPOSIT DATE" is the date, specified in the Schedule, on which we receive the amount necessary to support the Contract Payment.

"EVENT OF DEFAULT" has the meaning described in Section 4.03.

"FUND BALANCE" is the value of the Accumulation Fund, determined pursuant to
Section 2.03.

"GUARANTEED RATE" is the interest rate applied to the Accumulation Fund, as stated in the Schedule.

"INDENTURE" is the indenture agreement, dated [-, 20__] made between the Contractholder, the Indenture Trustee and certain other parties named therein, as such agreement may be amended, supplemented or replaced from time to time.

"INDENTURE TRUSTEE" is JPMorgan Chase Bank, N.A., as trustee under the Indenture, or its successor.

"MATURITY DATE" is the date, as set forth in the Schedule, when the Fund Balance is payable in full to you. Unless otherwise indicated in the Schedule, if the stated date is not a Business Day, the Maturity Date is the next following Business Day. Interest accrues during such delay only if specified in the Schedule.

"PROGRAM" is the Hartford Life Global Funding program, as described in the prospectus dated [-], 2005, including any applicable prospectus supplement or pricing supplement or in any amendment thereto.

"SCHEDULE" is the Accumulation Fund Supplement attached hereto, which establishes the terms for the Accumulation Fund.

"TAX EVENT" has the meaning described in Section 4.04.

"TERMINATION DATE" is the earlier of the date of an automatic termination under
Section 4.01 or the effective date of an early termination you or we elect under
Section 4.02.

1.02 OTHER DEFINITIONS. Other capitalized terms appearing in this Contract have the meanings indicated on this Contract's face page or in the Schedule.

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                      PART 2 - ACCUMULATION FUND OPERATION

2.01 ESTABLISHING THE ACCUMULATION FUND. The Accumulation Fund is a general account record we establish to reflect the Fund Balance. The Contract Payment is allocated to our general account for investment. We have no obligation to segregate such amounts. The Fund Balance will not be affected by the investment results of the assets held in our general account.

2.02 CONTRACT PAYMENTS. You agree to pay to us, in U.S. Dollars, unless another currency is specified in the Schedule, and by wire transfer, the amount necessary to support the Contract Payment on the Deposit Date.

2.03 VALUE OF THE ACCUMULATION FUND. The Fund Balance on any given day equals the Contract Payment, plus interest credited thereon at the Guaranteed Rate, less any payments made under Part 3. Interest is credited based on the methodology specified in the Schedule. Interest is earned at the Guaranteed Rate from the Deposit Date to but excluding the Maturity Date or earlier payment date.

2.04 INTEREST ON THE ACCUMULATION FUNDS. The Guaranteed Rate for the Accumulation Fund is effective until the Maturity Date, provided, if an Event of Default occurs, interest continues to be credited at the Guaranteed Rate until actual payment of all amounts due. The interest crediting methodology is specified in the Schedule.

                     PART 3 -PAYMENTS FROM ACCUMULATION FUND

3.01 PERIODIC PAYMENTS. We shall periodically pay you interest in the amounts specified in the Schedule as Periodic Payments, on the dates specified, including the Maturity Payout. Such payment amounts are adjusted to reflect any other payment payable under this part. The interest factor used in making such adjustments is the Guaranteed Rate.

3.02 OPTIONAL REDEMPTION PAYMENTS. If so indicated in the Schedule, we shall pay you amounts you need to redeem or repay any notes or other instruments issued by you and backed by this Contract, pursuant to any limited right of redemption contained in such note or instrument. We may require reasonable evidence that the redemption or payment request satisfied all of the terms and conditions described in the prospectus, prospectus supplement and/or pricing supplement applicable to such note or other instrument. Additional restrictions, if any, on your reimbursement rights under this section may be included in the Schedule.

3.03 EARLY PRE-PAYMENT BY US. If so indicated in the Schedule, we may elect to pay you all or any part of the Fund Balance on the Call Dates specified in the Schedule. Unless otherwise provided in the Schedule, we will give you at least 45 and no more than 75 days notice of our intent to make such pre-payment. No adjustment will be made in the amount of such payment, unless such adjustment is specifically provided for in the Schedule.

3.04   MATURITY PAYMENTS.  We shall pay you the Fund Balance on the Maturity
Date.

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3.05   FORM OF PAYMENT. All payments we make to you are made in U.S. Dollars, unless another currency is specified in the Schedule, by wire transfer, unless otherwise agreed in writing by the parties hereto. Unless otherwise stated in the Schedule, all payments we make are net of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority having the power to tax. Such net payments fully satisfy our obligation to you with respect to the full amount due.

                        PART 4 - TERMINATION OF AGREEMENT

4.01 AUTOMATIC TERMINATION. This Contract terminates with respect to the Accumulation Fund when the Fund Balance is zero or upon the occurrence of an Event of Default described in Section 4.03(a).


4.02 EARLY TERMINATION. You may terminate this Contract, by giving us two Business Days notice upon the occurrence of an Event of Default specified in
Section 4.03(b), (c) or (d) below. We may terminate this Contract by giving you not less than forty-five days, but no more than seventy-five days, prior written notice of the occurrence of a Tax Event as described below.

4.03   EVENTS OF DEFAULT. An Event of Default occurs if:

(a) We are dissolved or a resolution is passed or proceeding instituted for our winding-up, liquidation or similar arrangement (other than pursuant to a consolidation, amalgamation or merger);

(b) We breach any material obligation, representation or certification contained herein, provided that there is no bona fide dispute as to whether such breach has occurred and that such breach continues for fifteen Business Days following your notice of such breach;

(c) We fail to make any required Periodic Payout described in the Schedule or any other payment described in Sections 3.02 or 3.03 in this or any other funding agreement we issue in connection with the Program, and such failure continues for five Business Days after the due date thereof;

(d) We fail to make the Maturity Payout described in the Schedule or in any other funding agreement we issue in connection with the Program and such failure is continuing as of the end of the Business Day following the due date thereof.

4.04 A TAX EVENT. Tax Event occurs if we have received an opinion of independent legal counsel stating in effect that there is more than an insubstantial risk that as a result of any amendment to, or change (including any announced prospective change) in, the laws (or regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the Effective Date, you are or will be within 90 days of the date thereof,
(1) subject to U.S. federal income tax with respect to interest accrued or received on this Contract or (2) subject to more than a de minimis amount of taxes, duties or other governmental charges.

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4.05   PAYMENT UPON TERMINATION. Unless otherwise specified in the Schedule, we shall pay you the Fund Balance on the date this Contract terminates. Such payment fully discharges our obligation to you under this Contract.

                           PART 5 - GENERAL PROVISIONS

5.01 DISCLAIMER OF RESPONSIBILITY. Our only liability is as set out in this Contract, including the Schedule hereto. In performing our obligations under this Contract, we are not acting as your fiduciary or agent or as the fiduciary or agent for anyone else.

5.02 NOTICES. All agreements, notices, directions, consents, elections or other communication ("Notices") required by this Contract must be in writing, directed to the applicable address designated on the face page. Any such Notices may be given by facsimile transmission or other acceptable electronic means. All Notices are effective when received.

5.03 AMENDMENTS. This Contract may be amended only by a written agreement between the parties hereto.


5.04 TRANSFERABILITY. This Contract and the Accumulation Fund established hereunder may be sold, assigned, or pledged in accordance with, and for the purposes contemplated by, the documents and agreements governing the establishment and operation of the Program. We will maintain a record of ownership of this Contract in our books and records.

5.05 PAYMENTS BY US. When this Contract provides that we will make a payment to you, such payment shall be made to you or to the agent you designate. Unless otherwise specified in the Schedule, if a payment date is a non-Business Day, we pay such amount on the next Business Day.

5.06 WAIVER BY US. At your request, we may waive any terms, conditions or adjustments provided for in this Contract. Any such waiver is subject to any limitations we specify in making the waiver and does not require us to grant similar future waivers. A failure or delay in exercising a right under this Contract does not waive our right or ability to assert such right in the future.

5.07 MUTUAL REPRESENTATIONS. The parties mutually represent and warrant, each to the other, that:

(a) This Contract is its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor's rights, and subject, as to enforceability, to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law;

(b) It has the power to enter into this Contract and to consummate the transactions contemplated hereby;

(c) All information provided in connection with this Contract is, to the best of its knowledge and belief, true, correct and complete;

(d) The execution and delivery of this Contract and the performance of obligations hereunder do not and will not constitute or result in a default, breach or violation, of the terms or provisions of its certificate, articles or

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       charter of incorporation, declaration of trust, by-laws or any agreement, instrument, mortgage, judgment, injunction or order applicable to it or any of its property.

5.08 TAX PROVISIONS. You, and each transferee or assignee of this Contract, to the extent required by law, agree to provide us with any properly completed tax forms that are needed for us to satisfy our tax reporting obligations with respect to amounts held under this Contract. This Contract is intended to be disregarded for U.S. federal, state and local income and franchise tax purposes or, to the extent it cannot be disregarded, as our debt for such purposes.

                                        5
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                         HARTFORD LIFE INSURANCE COMPANY

                    ACCUMULATION FUND SUPPLEMENT (FIXED RATE)
                                (THE "SCHEDULE")

                            CONTRACT NUMBER [FA-40-]


DEPOSIT DATE[S]:                     [-, 20__]

CONTRACT PAYMENT[S]:                 [$-]

GUARANTEED RATE:                     [-%]

INTEREST CREDITING:                  Interest is credited based on a 30-day month and using a 360-day year, applied to the Fund Balance each day.

PERIODIC PAYOUTS:                    [On -, 20__, and on the 15th of each -, we will pay you all accrued and unpaid interest. If such date is not a Business Day, the Periodic Payout is made on the next following Business Day, with/without interest for the period payment is deferred.]

[OPTIONAL REDEMPTION:]               [Optional redemptions under Section 3.02 may be made solely with respect to the "survivor option" described in the prospectus supplement dated  [  ], for the Program and the pricing supplement for Hartford Life Global Funding Trust [  ].]

                                                                     OR

                                     [Optional redemptions under Section 3.02 may be made to fund amounts you are required to pay as described in the pricing supplement for Hartford Life Global Funding Trust [  ].]

[CALL TERMS:]                        [We may elect to pay you all or a portion of the Fund Balance, under Section 3.03 on -, 20__ or as of any date thereafter when a
                                     Periodic Payout is due (the "Call Dates").]

                                                                     OR

                                     [We may elect to pay you all or a portion of the Fund Balance, under Section 3.03 on -, 20__ (the "Call Date").]

MATURITY PAYOUT:                     On -, 20__ (the "Maturity Date") we will pay you the Fund Balance.]

OTHER TERMS:                         [None.]

                         HARTFORD LIFE INSURANCE COMPANY

                  ACCUMULATION FUND SUPPLEMENT (FLOATING RATE)
                                (THE "SCHEDULE")

                            CONTRACT NUMBER [FA-40-]

DEPOSIT DATE[S]:                     [-, 20__]

CONTRACT PAYMENT[S]:                 [$-]

CREDITING PERIOD:                    The first Crediting Period begins on the Deposit Date and ends on the day immediately preceding the beginning of the next Crediting
                                     Period. Each subsequent Crediting Period starts on the 15th day of -.

GUARANTEED RATE:                     -% for the first Crediting Period, and for all subsequent
                                     Crediting Periods, the Index Rate [plus - basis points] [times
                                     1.-%], determined as of the - Business Day prior to the start of each Crediting Period.  [If the Index Rate uses LIBOR, for purposes of the prior sentence, the term "Business Day" excludes any day that is not a London Banking Day.]

[MAXIMUM RATE:]                      [Anything in this Schedule to the contrary notwithstanding, the
                                     Guaranteed Rate shall not exceed -%.]

[MINIMUM RATE:]                      [Anything in this Schedule to the contrary notwithstanding the
                                     Guaranteed Rate shall not be less than -%.]

[FIXED RATE CONVERSION:]             [Anything in this Schedule to the contrary notwithstanding, on and after -, 20__, the Guaranteed Rate shall be -%.]

INTEREST CREDITING:                  Interest is credited based on a [30-day month and using a 360-day year], applied to the Fund Balance each day.

INDEX RATE:                          [The - month LIBOR [Moneyline Telerate] [Reuters] as denominated in -, determined as specified in the applicable prospectus supplement for the Program, expressed as a percentage to the fifth place following the decimal or as otherwise provided in the applicable prospectus supplement for the Program.]

                                                                     OR

                                     [The - month CD rate for negotiable certificate of deposit, as published by the Federal Reserve in H.15(519), under the caption
                                     "CDs (secondary market)" or as otherwise provided in the
                                     applicable prospectus supplement for the Program.]

                                                                     OR

                                     [The - day commercial paper money market yield as published by the Federal Reserve in H15(519) under the caption "Commercial
                                     Paper - Nonfinancial," determined as described in the applicable prospectus supplement for the Program, using a 360 day year and the actual number of days in a Crediting Period or as otherwise provided in the applicable prospectus supplement for the
                                     Program.]

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
                                                                     OR

                                     [The - year constant maturity Treasury rate (Moneyline Telerate
                                     Page -) as published by the Federal Reserve in H.15(519), under the caption "Treasury Constant Maturities," or as otherwise provided in the applicable prospectus supplement for the
                                     Program.]

                                                                     OR

                                     [The Federal Funds Rate as published by the Federal Reserve in
                                     H.15(519) under the caption "Federal Funds (Effective)," or as otherwise provided in the applicable prospectus supplement for the Program.]

                                                                     OR

                                     [The Prime Rate, as published by the Federal Reserve in H.15(519)
                                     under the caption "Bank Prime Loan" or as otherwise provided in the applicable prospectus supplement for the Program.]

                                                                     OR

                                     [The rate on - day Treasury Bills appearing on Moneyline Telerate
                                     Page [56 or 57] for the auction occurring with respect to the week in which an "Interest Determination Date," (as defined in the appropriate prospectus supplement for the Program) falls, or as otherwise provided in such prospectus supplement.]

PERIODIC PAYOUTS:                    [On -, 20__, and on the 15th of each -, we will pay you all accrued and unpaid interest. If such date is not a Business Day, the Periodic Payout is made on the next following Business Day, with/without interest for the period payment is deferred.]

[OPTIONAL REDEMPTION:]               [Optional redemptions under Section 3.02 may be made solely with respect to the "survivor option" described in the prospectus supplement dated [  ], for the Program and the pricing supplement for Hartford Life Global Funding Trust [  ].]

                                                                     OR

                                     [Optional redemptions under Section 3.02 may be made to fund amounts you are required to pay as described in the pricing supplement for Hartford Life Global Funding Trust [  ].]

[CALL TERMS:]                        [We may elect to pay you all or a portion of the Fund Balance, under Section 3.03 on -, 20__ or as of any date thereafter when a
                                     Periodic Payout is due (the "Call Dates").]

                                                                     OR

                                     [We may elect to pay you all or a portion of the Fund Balance, under Section 3.03 on -, 20__ (the "Call Date").]

MATURITY PAYOUT:                     [On -, 20__ (the "Maturity Date") we will pay you the Fund
                                     Balance.]

OTHER TERMS:                         [None.]

                         HARTFORD LIFE INSURANCE COMPANY

                 ACCUMULATION FUND SUPPLEMENT (FOREIGN CURRENCY)
                                (THE "SCHEDULE")

                            CONTRACT NUMBER [FA-40-]

DEPOSIT DATE[S]:                     [-, 20__]

CONTRACT CURRENCY:                   [-]

CONTRACT PAYMENT[S]:                 [-]

GUARANTEED RATE:                     [-%]

INTEREST CREDITING:                  Interest is credited based on a 30-day month and using a 360-day year, applied to the Fund Balance each day.

BUSINESS DAY CITY:                   The cities of - and New York will be used to determine which days are "Business Days."

PERIODIC PAYOUTS:                    [On -, 20__, and on the 15th of each -, we will pay you all accrued and unpaid interest. If such date is not a Business Day, the Periodic Payout is made on the next following Business Day, with/without interest for the period payment is deferred.]

[OPTIONAL REDEMPTION:]               [Optional redemptions under Section 3.02 may be made solely with respect to the "survivor option" described in the prospectus supplement dated [  ], for the Program and the pricing supplement for Hartford Life Global Funding Trust [  ].]

                                                                     OR

                                     [Optional redemptions under Section 3.02 may be made to fund amounts you are required to pay as described in the pricing supplement for Hartford Life Global Funding Trust [  ].]

[CALL TERMS:]                        [We may elect to pay you all or a portion of the Fund Balance, under Section 3.03 on -, 20__ or as of any date thereafter when a
                                     Periodic Payout is due (the "Call Dates").]

                                                                     OR

                                     [We may elect to pay you all or a portion of the Fund Balance, under Section 3.03 on -, 20__ (the "Call Date").]

MATURITY PAYOUT:                     [On -, 20__ (the "Maturity Date") we will pay you the Fund
                                     Balance.]

OTHER TERMS:                         If the Contract Currency is unavailable for making payments due to exchange controls or any other circumstance beyond Hartford
                                     Life's control, we may pay you in U.S. Dollars, using an exchange rate determined as provided in the Indenture.

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